FORM OF JOINDER AGREEMENT
UNDER THE
HOMETRUST BANK DEFINED CONTRIBUTION
EXECUTIVE MEDICAL CARE PLAN

THIS AGREEMENT, entered into as of _________________, ________, by and between _____________ (the “Participant”) and HomeTrust Bank (the “Bank”).

WHEREAS, the Bank maintains the HomeTrust Bank Defined Contribution Executive Medical Care Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Board under the Plan to participate in the Plan.

NOW, THEREFORE, IT IS AGREED, by and between the Bank and the Participant, that the following provisions applicable to the Participant shall apply:

1. Initial Plan Participation: You are now a participant in the plan with the right to defer up to $____________ of your income into the plan over the coming years. Deferral elections must be made in accordance with IRS requirements.

2. Vesting Schedule and Related Provisions:
All deferrals into this plan will vest immediately.

3. Spouse: ______________________

Upon divorce, the provisions of this Joinder Agreement applicable to the spouse (as defined in the Plan) will no longer be of effect. Upon remarriage, a new Joinder Agreement must be completed with respect to the new spouse in order for her to receive benefits under the Plan.

4. Beneficiary Designations: Add extra sheet if necessary

Primary
Name:	Relationship:
Address:

Contingent
Name:	Relationship;
Address:

Contingent
Name:	Relationship:
Address:

Does the Surviving Spouse Have Right to Designate Beneficiary To Receive Benefit Accounts Upon Second Death:

( )Yes (Spouse’s beneficiary will receive - spouse must provide beneficiaries)

( )No (Participant’s beneficiary will receive)

5. Election of Who May Receive Payments of Excess Amounts the Committee in its Sole Discretion Elects to Pay under Section 4(c)(8) of the Plan (Select One)

( ) The surviving Spouse has rights to any and all Excess Amounts, up to 100 percent of the Benefit Account.

( ) The surviving Spouse has NO rights to any Excess Amounts whatsoever. Therefore Excess Amount payments can be made to the beneficiary(ies) of the Participant only, if the Committee elects to pay an Excess Amount.

( ) The surviving Spouse has the right to receive monthly payments of the Excess Amount over what the life expectancy of the Participant would have been on the date payments begin, while the Spouse is still living.

6. Other Provisions:

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Bank has caused these presents to be executed in its name and on its behalf, all as of the date set forth above.

Participant:	Date: ____________________________
Name: ________________________________

Witness:
Name: ________________________________

HOMETRUST BANK By: ________________________________	Date: ____________________________

ATTEST:

Title: ________________________________

2